EXHIBIT 4.1

STOCK PURCHASE AGREEMENT

Stock Purchase Agreement (this “Agreement”), dated as of April 2, 2003, among Deltagen, Inc., a Delaware corporation (the “Company”); and the investors listed on Exhibit A attached hereto (each a “Purchaser” and together the “Purchasers”).

R E C I T A L S:

Whereas, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, that number of shares of Series A Preferred Stock (as defined below) that may be purchased with the investment amount set forth opposite each such Purchaser’s name on Exhibit A attached hereto, as adjusted pursuant to Section 1.1(c), at a per share purchase price equal to 75% of the 5-trading day trailing average closing price of the Common Stock on the Nasdaq National Market, SmallCap Market, OTC Bulletin Board or BBX, as applicable, ending on the third day prior to the Closing Date (as defined below), as adjusted for stock splits (including, without limitation, the Reverse Stock Split (as defined below)), stock dividends, reclassification and the like (the “Purchase Price Per Share”).

A G R E E M E N T:

In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby specifically acknowledged, the parties hereby agree as follows:

Section 1 PURCHASE AND SALE OF SERIES A PREFERRED STOCK

1.1 Purchase and Sale.

(a) Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series A Preferred Stock equal to the investment amount set forth opposite each such Purchaser’s name on Exhibit A attached hereto, as adjusted pursuant to Section 1.1(c), divided by the Purchase Price Per Share (collectively, the “Offered Securities”).

(b) Time and Place of Closing. The closing of the purchase and sale of the Offered Securities (the “Closing”) shall take place three (3) business days after the satisfaction of all of the closing conditions set forth in Sections 4 and 5 (the “Closing Date”). The Closing shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111-3143.

(c) Adjustment to Investment Amount. The committed investment amounts set forth on Exhibit A attached hereto shall be adjusted as follows:

(i) The Sprout Investors’ aggregate investment amount (to be apportioned among them ratably) shall be increased to a total of $8,722,653 and the Boston Millennia Investors’ aggregate investment amount (to be apportioned among them ratably) shall be increased to a total of $2,733,476 if, prior to the Closing, the Company shall have entered into contracts with customers other than those indicated in the Company’s financial model in the Company’s Revised 2003 Financial Plan presented to the Company’s Board of Directors on March 27, 2003 and separately provided to the Purchasers on the date hereof (the “Financial Plan”) that will provide the Company with a minimum of $9 million in cash in the 12 months after the Closing; provided, however, that each Sprout Investor and Boston Millennia Investor may elect to decrease the amount of their own increase in investment amount that would otherwise be required by this Section 1.1(c)(i) to the extent of their ratable portion of any Excess Subscription. As used in this Agreement, the term “Excess Subscription” shall mean the amount by which the aggregate investment amount is increased above $25 million pursuant to Section 1.1(c)(ii) below. For purposes of this paragraph, “ratable portion” for an entity shall mean the percentage obtained by dividing the aggregate purchase price to be paid by such entity without regard to any reduction pursuant to this paragraph by the aggregate purchase price payable by all Sprout Investors and Boston Millennia Investors without regard to any reduction pursuant to this paragraph.

(ii) The Company, in its sole discretion, may add additional Purchasers to Exhibit A hereto so long as the aggregate investment amount for such additional Purchasers shall not exceed $15 million, and provided that such additional Purchasers shall sign an agreement in form acceptable to the Company that such Persons shall be bound by all of the terms and conditions of this Agreement as if they had initially signed this Agreement as Purchasers hereunder.

1.2  Closing Delivery. On the Closing Date, subject to the terms and conditions hereof:

(a) Each Purchaser, severally and not jointly, shall pay the investment amount set forth opposite each such Purchaser’s name on Exhibit A attached hereto, as adjusted pursuant to Section 1.1(c), either in whole or in part by wire transfer of immediately available U.S. funds to an account designated in writing by the Company, or, at each Purchaser’s option, in whole or in part by cancellation of indebtedness owed by the Company to such Purchaser, in which case such Purchaser shall return the applicable original promissory note to the Company at the Closing, and in either case the Purchaser shall also execute and deliver to the Company a receipt evidencing the receipt of the share certificate representing the Offered Securities purchased by such Purchaser; and

(b) The Company shall execute and deliver to each Purchaser: (i) a share certificate representing the Offered Securities purchased by such Purchaser, and (ii) a customary certificate from the secretary of the Company satisfactory to such Purchaser.

Section 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Company Disclosure Schedule, the Company represents and warrants as of the date hereof to each Purchaser that:

2.1  The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company and each of its Subsidiaries (as defined below) are duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification, except where the failure to be so qualified would not have, and not be reasonably expected to have, a material adverse effect on transactions contemplated by this Agreement or the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole (hereinafter, a “Material Adverse Effect”). The Company has furnished representatives of the Purchasers with correct and complete copies of the charter and by-laws of the Company, both as amended and currently in effect.

2.2  Except as set forth in the SEC Documents, the Company does not presently own, directly or indirectly, a majority of the stock or other equity interests in any entity (each, a “Subsidiary”). Each Subsidiary of the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as presently conducted. All of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is owned of record by the Company, free and clear of any lien, charge, security interest, encumbrance or claim (collectively, “Liens”), except that six (6) shares of Deltagen Europe, S.A. are held by individuals to satisfy the requirements of local law; the Company has the right to repurchase each such share for one euro (€1).

2.3  The authorized capital stock of the Company consists of: (i) seventy five million (75,000,000) shares of common stock, par value $0.001 per share (“Common Stock”) and (ii) five million (5,000,000) shares of preferred stock. As of February 28, 2003, 39,305,000 shares of Common Stock have been issued and are outstanding and no shares of Preferred Stock are issued and outstanding. There are no other outstanding shares of capital stock or voting securities of the Company other than shares of Common Stock issued after February 28, 2003 under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) or upon the exercise of options issued under the Company’s 1998 Stock Incentive Plan, 2000 Stock Incentive Plan, or the Arcaris, Inc. 1997 Equity Incentive Plan or subject to outstanding non-qualified stock options otherwise assumed from Arcaris, Inc. (issued under Arcaris, Inc.’s former name, Ventana Genetics, Inc.). All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances created by the Company and are not subject to preemptive rights. As of the close of business on February 28, 2003, the Company has reserved an aggregate of 11,420,000 shares of Common Stock for issuance to employees, directors and independent contractors upon exercise of outstanding options to acquire shares of Common Stock issued under the Company stock option plans, an aggregate of 472,142 shares of Common Stock for issuance upon exercise of outstanding warrants, up to an additional 1,449,275 shares of Common Stock reserved for issuance to the former stockholders of XenoPharm, Inc. upon the satisfaction of certain milestones. Other than as contemplated by this Agreement or under the ESPP, and except as described in this Section 2.3, there are no other options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other rights or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.4  The outstanding shares of capital stock of the Company have been and upon the filing of the Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B-2 (the “Series A Restated Certificate”), the Offered Securities will have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, will have been validly issued, fully paid and non-assessable. None of the Offered Securities are or will be subject to any preemptive right or any right of refusal.

2.5  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and such as may be required under state securities laws and except for (i) the consent of Sprout Venture Capital, L.P., Sprout CEO Fund, L.P., DLJ Capital Corporation, DLJ ESC II, L.P., Sprout Capital VIII, L.P. and Stipa Investments, L.P. with respect to the granting of registration rights pursuant to Section 6, which has been obtained, and (ii) the stockholder consent contemplated by this Agreement.

2.6  This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its stockholders (except as contemplated by this Agreement), directors and officers necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company’s obligations hereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Offered Securities has been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

2.7  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not conflict with, or result in a breach or violation of (i) any of the terms and provisions of the charter, as restated as contemplated hereby, or bylaws of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the Company or any Subsidiary of the Company or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject (except where such breaches, violations or defaults individually or in the aggregate would not have a Material Adverse Effect). The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

2.8  The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the operation of the Company’s business, in each case free from Liens and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its Subsidiaries hold all leased real and personal property that are material to the operation of the Company’s business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

2.9  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and to own, lease, license and use their respective properties in the manner so owned, leased, licensed and used, except to the extent that the failure to so possess would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

2.10  There are no pending legal, governmental or administrative actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties or any director, officer or employee (related to any such Person’s services as a director, officer or employee of the Company) that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated. The Company has not initiated and has no plan to initiate any action, suit or proceeding that, if decided adversely to the Company, could, individually or in the aggregate, result in a Material Adverse Effect.

2.11  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

2.12  Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator, governmental body or self-regulatory organization, or (iii) is in violation of any statute, rule or regulation of any governmental authority or self-regulatory organization, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

2.13  The Company and its Subsidiaries maintain insurance as set forth in Section 2.13 of the Company Disclosure Schedule. The Company has no reason to believe that such insurance is not sufficient against such losses and risks and not in such amounts as are reasonably customary in the businesses in which the Company and the Subsidiaries are engaged.

2.14  Except as filed under the SEC Documents prior to the date hereof, neither Company nor any of its Subsidiaries is a party to any material contract, as such contracts are defined in Reg. § 601(a)(10) of Regulation S-K under the Securities Act (each such contract, a “Company Contract”). Each Company Contract is valid, binding and in full force and effect and is enforceable by Company or its Subsidiaries in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general equitable principles and except to the extent that the failure of a Company Contract to be valid, binding and in full force and effect would not be reasonably likely to have a Material Adverse Effect. As of the date hereof, no party to any such Company Contract has notified Company or any of its Subsidiaries that it intends to terminate such Company Contract. Company or one of its Subsidiaries has performed, in all respects, all obligations required to be performed by it to date under the Company Contracts and Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of Company, no other party to any of the Company Contracts, as of the date hereof, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not be reasonably likely to have a Material Adverse Effect.

2.15  The Company has made available to representatives of the Purchasers all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since August 3, 2000, including copies of all the exhibits referenced therein (the “SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since August 3, 2000 have been so timely filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.16  Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.17  The financial statements included in the SEC Documents present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the audit report or notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing.

2.18  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect, sufficient legal rights to all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses as now operated by them and as currently proposed to be operated by them. To the Company’s knowledge, the methods, products, services, works, technologies, systems and processes employed by the Company and its Subsidiaries to conduct their business do not infringe upon or misappropriate any Intellectual Property Rights of any Person anywhere in the world, except for Intellectual Property Rights which the Company or its Subsidiaries can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect. To the Company’s knowledge, no claims or written notice (i) challenging the validity, effectiveness or ownership by Company or its Subsidiaries of any of the Intellectual Property Rights of the Company or any of its Subsidiaries, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, sale or other manner of commercial exploitation by Company infringes or will infringe on any Intellectual Property Rights of any Person have been asserted or, to the knowledge of the Company or any of its Subsidiaries, are threatened by any Person, nor are there, to the knowledge of the Company or any of its Subsidiaries, any valid grounds for any bona fide claim of any such kind except as can be cured by the Company or its Subsidiaries by procurement of Intellectual Property Rights which the Company or its Subsidiaries can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect. There has been no default (nor does any set of circumstances exist that will cause such a default) with respect to any license granting Intellectual Property Rights to the Company or any of its Subsidiaries, except for any default which would not have any Material Adverse Effect. To the knowledge of the Company, no employee or third party is or has been infringing or using without authorization any Intellectual

Property Rights of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries uses and has used, commercially reasonable efforts to maintain the confidentiality of its trade secrets.

2.19  Neither the Company nor any of its Subsidiaries is subject to regulation by the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the Regulations thereunder (“FDCA”). The Company has not received any written notices or correspondence from the FDA or any other governmental authority requiring the termination, suspension or material modification of any tests or evaluations conducted on behalf of the Company or any of its Subsidiaries.

2.20  The issuance and sale of the securities hereunder will not contravene the rules and regulations of The Nasdaq National Market so long as the stockholder approval of such issuance and sale is obtained as contemplated hereby.

2.21  The Company and its Subsidiaries have timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject (unless and only to the extent that the Company and its Subsidiaries have set aside on their respective or consolidated books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and have set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company and it Subsidiaries, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or the Subsidiaries know of no basis for any such claim. Neither the Company nor any of its Subsidiaries has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s or the Subsidiaries’ tax returns is presently being audited by any taxing authority.

2.22  Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities; or (b) offered, solicited offers to buy or sold the Offered Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.

2.23  Subject to the accuracy of each of the Purchaser’s representations herein, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the several Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act.

2.24  Except as disclosed in the SEC Documents, since December 31, 2001, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except as disclosed in the SEC Documents, since December 31, 2001 no material off-balance sheet liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC which would individually or in the aggregate have a Material Adverse Effect have been incurred. No material default exists with respect to or under any obligations of the Company or any Subsidiary to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid) and all contractual obligations (whether absolute or contingent) of such entity to repurchase goods sold and distributed or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

2.25  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.26  The issuance of the Offered Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.

2.27  The Company has not granted or agreed to grant any Person any rights (including “piggy-back” registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Offered Securities in any registration statement, except for such as have been satisfied or waived.

2.28  All information provided to the Purchasers in connection with the transactions contemplated hereby, or contained in this Agreement and the SEC documents with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof, as follows:

3.1 Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or partnership power and authority to consummate the transactions contemplated hereby

3.2 Such Purchaser has full corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

3.3 Investment Representations.

(a) Such Purchaser is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and has the capacity to protect its own interests. Such Purchaser has not been formed solely for the purpose of entering into the transactions described herein and is acquiring the Offered Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution thereof, in whole or in part.

(b) Such Purchaser has not and does not presently intend to enter into any contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge the Offered Securities, other than to an affiliate, partner or former partner of such Purchaser in compliance with the Securities Act.

(c) Such Purchaser acknowledges its understanding that the Company intends to sell the Offered Securities pursuant to a private placement exempt from registration under the Securities Act. In furtherance thereof, such Purchaser represents and warrants that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, has the financial ability to bear the economic risk of its investment and has adequate means for providing for its current needs and personal contingencies.

(d) Such Purchaser agrees that it shall not sell or otherwise transfer any of the Offered Securities unless (i) pursuant to registration under the Securities Act, (ii) pursuant to Rule 144 (or any successor rule) under the Securities Act, (iii) to an affiliate, partner or former partner of such Purchaser in compliance with the Securities Act, or (iv) pursuant to an opinion of counsel reasonably satisfactory to the Company that no violation of the Securities Act will be involved in such transfer. Such Purchaser fully understands that none of the Offered Securities have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. Such Purchaser understands the lack of liquidity and restrictions on transfer of the Offered Securities and that this investment is suitable only for a Person of adequate financial means that has no need for immediate liquidity of this investment and that can afford a total loss of its investment.

3.4 There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of such Purchaser threatened, against such Purchaser that challenges the validity or performance of this Agreement or which, if successful, could hinder or prevent such Purchaser from performing its obligations hereunder.

3.5 Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase of the Offered Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Offered Securities. Such Purchaser has not, and will not, rely on the fairness opinion, if any, that the Company’s financial advisor may deliver to the Company’s Board of Directors with respect to the transactions contemplated hereby.

Section 4 CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The several obligations of each Purchaser to purchase and pay for the Offered Securities on the Closing Date will be subject to the satisfaction, or waiver by each Purchaser, of each of the conditions below (except for the conditions set forth in Section 4.4 which may be waived as provided therein):

4.1 The representations and warranties of the Company herein must be correct and complete on the Closing Date and the Company must have performed all of its obligations hereunder required to be performed prior to the Closing Date.

4.2 Each Purchaser must have received a customary opinion, dated the Closing Date, from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, substantially in the form attached hereto as Exhibit 4.2.

4.3 Each Purchaser must have received a certificate, dated the Closing Date, of an officer of the Company in which such officer shall state that: the representations and warranties of the Company in Section 2 of this Agreement are correct as of such date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and the condition to closing set forth in Section 4.4 has been satisfied.

4.4 The business, assets, financial condition and operations of the Company shall be substantially as represented to the Purchasers and no change shall have occurred that, in the reasonable good faith judgment of the Purchasers, is or could have a Material Adverse Effect; provided, however, that no change constituting or related solely to (i) the economy or financial markets of the United States of America in general, unless such factors have had a disproportionate adverse effect on the Company, (ii) any change, effect or development that is primarily caused by conditions generally affecting the industry in which the Company conducts its business, unless such factors have had a disproportionate adverse effect on the Company, (iii) any change that is primarily caused by the announcement or pendency of this Agreement or the transactions contemplated hereby, (iv) any change in listing of the Company’s Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market, the BBX or the OTC Bulletin Board, or (v) any adverse consequences arising from failure to pay obligations to its creditors when due so long as such failure to pay is contemplated by the Financial Plan, shall be deemed to be or have a Material Adverse Effect for the purposes of this Section; provided, further, thatany violation of Section 5(c)(ii) or Section 5(c)(iii) of the Secured Promissory Note Purchase Agreement executed in connection herewith (other than solely by reason of the Company’s failure to obtain financing as projected in the Financial Plan) shall be deemed to constitute a Material Adverse Effect. The condition to Closing set forth in this Section 4.4 may be waived by a majority in interest of the Purchasers, and such waiver shall be binding upon all of the Purchasers without further action by them.

4.5 The Company shall have paid the expenses of Purchasers’ counsel incurred in connection with this Agreement, currently anticipated to be $50,000 (the “Legal Fees”).

4.6 Satisfaction of any notice period required by Nasdaq and receipt of any necessary waivers from Nasdaq.

4.7 At the Closing the number of directors of the Company shall be fixed at seven (7). Two (2) incumbent directors shall have submitted a written resignation from the Board of Directors of the Company and all committees thereof, effective on or before the Closing, to result in two (2) vacancies on the Company’s Board of Directors, and Patrick Fortune shall have been appointed a director of the Company by the remaining directors of the Company to fill one of these vacancies.

4.8 The Board of Directors of the Company shall have formed a Management Committee of the Board of Directors (the “Management Committee”) comprised of three members.

4.9 The Compensation Committee of the Board of Directors of the Company shall consist of three members, to the extent such persons are determined not to be prohibited as described in Section 8.9 below.

4.10 The Company shall have received an opinion of Houlihan Lokey Howard & Zukin to the effect that, as of the date hereof, the transactions contemplated hereby are fair, from a financial point of view, to the Company and its public stockholders, which fairness opinion shall not have been withdrawn prior to the Closing.

4.11 The Disinterested Directors shall have approved the transactions contemplated by

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this Agreement (which approval shall include approval of the Rights Offering). As used in this Agreement, the term “Disinterested Directors” shall mean those directors of the Company that the Company, after consulting with its outside legal counsel, shall determine in good faith to be “disinterested directors” within the meaning of Section 144 of the Delaware General Corporation Law.

4.12 In a meeting of the Company’s stockholders duly held for such purpose (the “Stockholder Meeting”), (i) a majority of the total votes cast on the proposal in person or by proxy shall have approved the issuance and sale of the Offered Securities pursuant to this Agreement, and (ii) a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding Common Stock entitled to vote thereon as a class, shall have approved in person or by proxy the amendments to the Company’s Certificate of Incorporation contained in the Series A Restated Certificate and a further amendment to the Company’s Certificate of Incorporation attached hereto as Exhibit B-1 (the “Reverse Split Restated Certificate”) to effect areverse stock split of the Common Stock whereby the Company shall issue one new share of Common Stock in exchange for not less than 5 shares nor more than 25 shares (which number of shares within such range shall be reasonably acceptable to the Purchasers) of its outstanding Common Stock (the “Reverse Stock Split”).

4.13 The Company shall have filed the Reverse Split Restated Certificate followed by the Series A Restated Certificate with the Delaware Secretary of State.

4.14 There shall not be in effect (a) any threatened in writing or pending legal suits or proceedings against or affecting any of the Purchasers relating to the transactions contemplated hereby or (b) any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or governmental entity preventing the consummation of the transactions contemplated hereby shall be in effect.

4.15 The Company’s Common Stock issuable upon conversion of the Offered Securities shall be approved for listing subject to notice of issuance on the Nasdaq National Market, SmallCap Market, BBX or OTC Bulletin Board, as the case may be.

4.16 The Company shall have completed the Reverse Stock Split.

Section 5 CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Offered Securities on the Closing Date to a Purchaser will be subject to the satisfaction, or waiver by the Company, of each of the conditions below:

5.1 The representations and warranties of such Purchaser herein must be correct and complete on the Closing Date and such Purchaser must have performed all of its obligations hereunder required to be performed prior to the Closing Date.

5.2 Satisfaction of any notice period required by Nasdaq and receipt of any necessary waivers from Nasdaq.

5.3 The Company shall have received an opinion of Houlihan Lokey Howard &

Zukin to the effect that, as of the date hereof, the transactions contemplated hereby are fair, from a financial point of view, to the Company and its public stockholders, which fairness opinion shall not have been withdrawn prior to the Closing.

5.4 In the Stockholder Meeting, (i) a majority of the total votes cast on the proposal in person or by proxy shall have approved the issuance and sale of the Offered Securities pursuant to this Agreement, and (ii) a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding Common Stock entitled to vote thereon as a class, shall have approved in person or by proxy the amendments to the Company’s Certificate of Incorporation contained in the Reverse Split Restated Certificate and the Series A Restated Certificate.

Section 6 REGISTRATION OF THE REGISTRABLE SECURITIES; COMPLIANCE WITH THE SECURITIES ACT.

6.1 Registration Procedures. The Company is obligated to do the following:

(a) No later than ten business days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one or more registration statements (collectively, the “Registration Statement”) on Form S-1 in order to register with the SEC the resale by the Purchasers, from time to time, of the Offered Securities and the Common Stock issuable upon conversion of or as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Offered Securities (collectively, the “Registrable Securities”) through Nasdaq or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately negotiated transactions. Unless otherwise directed by the Purchasers, the Registration Statement shall contain the Plan of Distribution attached hereto as Exhibit C. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon thereafter as possible, but in any event prior to 120 days after Closing (the “Effectiveness Deadline”).

(b) Not less than five trading days prior to the filing of a Registration Statement or any prospectus contained in a Registration Statement (a “Prospectus”) or any amendment or supplement thereto, the Company shall, (i) furnish to the Purchasers for their review copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference), (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as the Purchasers shall deem reasonably necessary and (iii) notify each Purchaser in writing of the information the Company requires from each such Purchaser to be included in such Registration Statement.

(c) The Company shall (i) prepare and file with the SEC (x) such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and (y) such other filings required by the SEC, and (ii) take such other actions, in each case as may be necessary to keep the Registration Statement continuously effective and so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (A) the date that the Purchasers have completed the distribution related to the Registrable Securities, or (B) such time that all Registrable Securities then held by the Purchasers can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act (the “Effectiveness Period”). The Company shall not, during such period, voluntarily take any action that would result in the Purchasers not being able to offer and sell Registrable Securities during that period, unless such action is taken by the Company in good faith in compliance with Section 6.2(d) below.

(d) Furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers.

(e) Notify the Purchasers as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one trading day following the day (i) (A) when the SEC notifies the Company whether there will be a “review” of a Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) File documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Purchasers prior to the effectiveness of the Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(g) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption therefrom) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(h) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to any transferee pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may reasonably request.

(i) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(j) In the event of any underwritten public offering, furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(k) Cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq and each other securities exchange on which similar securities issued by the Company are then listed.

(l) The Company understands that each of the Purchasers disclaims being an underwriter, but any Purchasers being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

6.2 Transfer of Shares After Registration; Suspension; Damages.

(a) Each Purchaser, severally and not jointly, agrees (i) that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Registrable Securities or otherwise take an action that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 and as described below, (ii) that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities, (iii) that it shall execute such documents in connection with such registration, that are customary for resale registration statements, as the Company may reasonably request, (iv) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement and (v) that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution. Any delay of a Purchaser in taking the actions set forth in clauses (ii), (iii), (iv) and (v) of this Section 6.2(a) shall be deemed a “Purchaser Delay” for purposes of this Agreement.

(b) The Company shall: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchaser’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within forty-five (45) days after delivery of a Suspension Notice to Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(c).

(d) otwithstanding the foregoing paragraphs of this Section 6.2, the Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than forty-five (45) days each and not more than ninety (90) days in the aggregate in any twelve month period.

(e) Provided that a Suspension in accordance with paragraphs (c) and (d) of this Section 6.2 is not then in effect a Purchaser may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.

(f) In the event of a sale of Registrable Securities by a Purchaser, unless such requirement is waived by the Company in writing, such Purchaser shall deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit D, so that the shares may be properly transferred.

(g) Liquidated Damages. If (i) a Registration Statement covering all of the Registrable Securities (a) is not filed with the SEC on or prior to the Filing Deadline or (b) has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or (ii) a Registration Statement ceases to be effective as to, or ceases to be available to the Purchasers with respect to, all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period other than during the continuance and for the enumerated time periods of any Suspension in accordance with paragraphs (c) and (d) of this Section 6.2 (any such event, a “Registration Default”), then the Company shall pay each Purchaser liquidated damages in an amount equal to one percent (1.0%) of the aggregate purchase price paid by such Purchaser for the Registrable Securities available for sale under the Registration Statement at the time of the Registration Default per calendar month, including a pro rata portion thereof for any partial calendar month, that such Registration Default continues (“Liquidated Damages”); provided, however, that no Purchaser shall be entitled to Liquidated Damages with respect to any Registrable Securities previously sold or then eligible to be sold within a three (3)

month period without compliance with the registration requirements of the Securities Act under Rule 144 of the Securities Act. The Company shall not in any event be required to pay Liquidated Damages for more than one Registration Default at any given time, and upon cure of a Registration Default (by the filing or the declaration of effectiveness of the Registration Statement, as applicable) such Liquidated Damages shall cease to accrue. All accrued Liquidated Damages shall be paid in cash to the Purchasers entitled thereto, in proportion to the aggregate number of Registrable Securities beneficially owned by each such Purchaser. Notwithstanding anything in the foregoing to the contrary, all periods in clauses (i) – (ii) shall be tolled to the extent of any delays caused solely by any Purchaser Delay.

6.3 Expenses of Registration. Except as specifically provided herein, all expenses incurred by the Company in complying with Section 6 hereof, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel to the Purchasers (which shall be in addition to any fees pursuant to Sections 4.5 and 7), blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the “Registration Expenses”) shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.

6.4 Delay of Registration; Furnishing Information. The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a registration statement regarding such Purchaser or its plan of distribution set forth in such registration statement.

6.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6.

(a) The Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each Person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company; provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such Registration Statement, prospectus, amendment or supplement by such Purchaser, partner, officer, director, underwriter or controlling Person of such Purchaser; provided, further, that this indemnification agreement will be in addition to any liability which the Company may otherwise have to the Purchasers.

(b) Each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration Statement, prospectus, amendment or supplement is being filed, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchaser’s partners, directors or officers or any Person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or other such Purchaser, or partner, director, officer or controlling Person of such other Purchaser may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser under an instrument duly executed by such Purchaser and stated to be specifically for use in connection with such Registration Statement, prospectus, amendment or supplement; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Person registering shares under such registration, or partner, officer, director or controlling Person of such other Person registering shares under such Registration Statement in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of such Purchaser from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser; provided, further, that in no event shall any indemnity under this Section 6.5 exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchaser’s Registrable Securities pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 6.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6.5, unless and to the extent that such failure is materially prejudicial to the indemnifying party’s ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.5.

(d) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses,claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Registrable Securities pursuant to the Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchaser’s Registrable Securities pursuant to the Registration Statement.

(e) The obligations of the Company and the Purchasers under this Section 6.6 shall survive completion of any offering of Registrable Securities in a Registration Statement and

the termination of this Agreement.

6.6 Agreement to Furnish Information. In connection with an underwritten registration in which such Purchaser is participating, each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide such information related to such Purchaser as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

6.7Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned (but only with the related obligations) by a Purchaser, provided (i) each transfer to each transferee or designee involve either (X) all shares of Offered Securities held by such Purchaser, (Y) not less than four hundred thousand (400,000) shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Common Stock, or (Z) an affiliate, partner or former partner of such Purchaser, (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee or assignee agrees in writing to assume the obligations of this Section 6 and Sections 8 through 14 of this Agreement and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the Securities Act.

6.8 Rule 144 Reporting. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

6.9 S-3 Eligibility. The Company will use its best efforts to (i) file all reports required to be filed by the Company with the SEC in a timely manner and (ii) take all other necessary action so as to regain and thereafter maintain eligibility for the use of Form S-3.

6.10 Termination of Registration Rights. The Company’s obligations pursuant to this Section 6 shall terminate with respect to each Purchaser severally upon the earlier of (a) the date that any Purchaser has completed the distribution related to such Purchaser’s Registrable Securities, or (b) the second anniversary of the Closing Date, with respect to any Purchaser who may at such date sell all of such Purchaser’s Registrable Securities under Rule 144(k) (or any successor rule) under the Securities Act. Following a termination of the Company’s obligations pursuant to the preceding sentence with respect to a Purchaser, any Offered Securities held by such Purchaser shall not be deemed to be “Registrable Securities” thereafter, and the obligations of such Purchaser pursuant to this Section 6 shall also terminate.

6.11 Amendment of Registration Rights. Provisions of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers who then hold a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

Section 7 EXPENSES. Except as set forth in Sections 4.5 and 6.3, the Company, on the one hand, and each Purchaser, on the other hand, are each responsible for its own expenses associated with the purchases and sales of the Offered Securities pursuant to the terms of this Agreement; provided, that the Company will pay, on the Closing Date, the reasonable legal fees and expenses of one legal counsel to the Purchasers.

Section 8 COVENANTS.

8.1 Confidentiality of Records. Each Purchaser agrees to use, and to use its best efforts to insure that it and its authorized representatives use, the same degree of care as such Person uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary, including any information previously delivered under any confidentiality or nondisclosure agreement entered into in connection with this transaction, except that such Person may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Person for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 8.1; provided, however, information shall not be deemed to be confidential if (i) it is within the public domain or has been publicly disclosed, or enters into the public domain or is publicly disclosed through no fault of such Purchaser; (ii) was in the unrestricted possession of such Purchaser prior to its receipt from the Company; or (iii) is received from a third party not under an obligation of confidentiality with respect thereto. Notwithstanding the above, a Purchaser shall not be in violation of this Section 8.1 with regard to a disclosure that was in response to a valid order by a court or other governmental body or as required by law or regulation, provided that such Purchaser provides the Company with prior written notice of such disclosure in order to permit the Company to seek confidential treatment or other appropriate remedy of such confidential information; provided that, in the event that such confidential treatment or other remedy is not requested or obtained, the Purchaser shall furnish only that part of the confidential information that is legally required and shall exercise its reasonable best efforts to ensure that the confidential information so obtained is accorded treatment as confidential property.

8.2 Prohibition on Use of Insider Information. Each Purchaser understands that federal and state securities laws prohibit trading in the Company’s securities while such Purchaser is in the possession of “material nonpublic information” concerning the Company and/or its affiliates. Each Purchaser represents that it has been advised by its counsel of such laws and the consequences of breaking such laws.

8.3 Stockholder Meeting. The Company shall, in accordance with the laws of the State of Delaware and the Company’s Certificate of Incorporation and By-laws, as each may be amended, use its best efforts to convene the Stockholder Meeting within 30 days after the date of the Proxy Statement, to consider and vote upon the proposals described in Section 4.10, provided that the Company, in its sole discretion, may also solicit stockholder approval of the other proposals described in Section 5.4 at such meeting.

8.4 Proxy Statement. As soon as practicable after the date hereof, the Company shall prepare and file with the SEC a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the SEC (the “Proxy Statement”) for the Stockholder Meeting. The Company shall use its best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the date hereof. The Company shall keep the Purchasers apprised of the status of matters relating to the Proxy Statement and the Stockholder Meeting, including promptly furnishing the Purchasers and their counsel with copies of notices or other communications related to the Proxy Statement, the Stockholder Meeting or the transactions contemplated hereby received by the Company from the SEC or Nasdaq and shall provide the Purchasers an opportunity to comment thereon.

8.5 Support Agreement and Purchaser Proxy. At every meeting of the stockholders of the Company called with respect to the transactions contemplated by this Agreement, and on every action or approval by written consent of the stockholders of the Company with respect to the transactions contemplated by this Agreement, each Purchaser hereby agrees to vote all shares of the Company’s voting securities held of record by such Purchaser on the applicable record date established for such vote in favor of approval of the transactions contemplated by this Agreement and any matter that could reasonably be expected to facilitate the transactions contemplated by this Agreement, including, without limitation, amendments to the Company’s Employee Stock Purchase Plan and 2000 Stock Incentive Plan to increase the shares available under the ESPP by the number of shares necessary to cause the shares available under such plan immediately after the Closing to equal 5% of the fully diluted Common Stock of the Company immediately after the Closing and to increase the shares available under the 2000 Stock Incentive Plan by the number of shares necessary to cause the shares available under such plan immediately after the Closing to equal 20% of the fully diluted Common Stock of the Company immediately after the Closing. As used herein, the term “fully diluted Common Stock” shall mean all of the outstanding shares of Common Stock, assuming conversion, exchange and exercise of all outstanding securities convertible, exchangeable or exerciseable for shares of Common Stock, together with all shares then available under the ESPP and any of the Company’s stock option plans, as increased as contemplated by the previous sentence. In order to effectuate the foregoing, each Purchaser shall execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to fulfill their respective obligations under this Section 8.5.

8.6  Rights Offering. The Company will use its best efforts to conduct the Rights Offering as soon as reasonably practicable after the Closing. As used herein, the term “Rights Offering” shall mean a registered public offering by the Company at the Purchase Price Per Share to the Company’s stockholders of record as of the last business day prior to Closing Date (the “Record Date”) other than the Purchasers (the “Remaining Stockholders”) of such number of newly issued shares of the Company’s Series A Preferred Stock, as would be necessary to enable each of the Remaining Stockholders to maintain the percentage ownership interest in the Company held by each such Remaining Stockholder on the Record Date.

8.7  Management Committee. Effective on and after the Closing, the Board of Directors of the Company shall create a Management Committee comprised of 3 board members, at least 2 of which shall be designated by a majority of the outstanding Series A Preferred Stock voting separately as a class (the “Series A MC Designees”). From and after the Closing, the Company shall provide to the Management Committee, on or prior to the 30th day of each month, a report as to the Company’s consolidated financial results for the prior month, which report shall contain such financial information regarding the consolidated financial results for the prior month as the Management Committee shall request and is reasonably available to the Company. The Company shall make its executive officers reasonably available at reasonable times to answer such questions regarding the report as the Management Committee shall reasonably ask.

8.8  Compensation Committee. Effective on and after the Closing, the Compensation Committee of the Company’s Board of Directors shall be comprised of 3 board members, at least 2 of which shall be designated by a majority of the outstanding Series A Preferred Stock voting separately as a class (the “Series A CC Designees”), to the extent that the Company shall, after consulting with its outside legal counsel, determine in good faith that each such individual would not be prohibited from being a member of the Company’s Compensation Committee in light of applicable law and relevant SEC and NASD rules and regulations. In the event the Company shall, after consulting with its outside legal counsel, determine in good faith that one or both of the Series A CC Designees are prohibited from being members of the Company’s Compensation Committee in light of applicable law and relevant SEC and NASD rules and regulations, and until such time as a majority of the outstanding Series A Preferred Stock voting separately as a class shall designate one or more appropriate individuals, as the case may be, in compliance with the foregoing provisions, the Company’s Board of Directors shall be entitled to fill any vacancy on the Compensation Committee created thereby. No officer of the Company (as that term is defined in Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 thereunder) shall be entitled to any compensation from the Company and the Company shall not pay any compensation to any such officer except such compensation as shall have been approved by the Compensation Committee.

8.9  Reasonable Best Efforts to Close. Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

8.10  Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Offered Securities only for working capital and general corporate purposes.

8.11  Charles River Shares. Notwithstanding anything else herein to the contrary, the parties acknowledge that the Company may issue to Charles River Laboratories, Inc. that number of shares of Series A Preferred Stock equal to $289,500 divided by the Purchase Price Per Share in exchange for cancellation of unpaid trade indebtedness (the “Charles River Shares”).

8.12  Hines Warrant. Notwithstanding anything else herein to the contrary, the parties acknowledge that the Company may issue to the landlord on its lease for 740 Bay Road a 10-year warrant to purchase shares of Series A Preferred Stock (or Common Stock under certain circumstances with a different exercise price) of the Company having an exercise price equal to the Purchase Price Per Share, and has agreed to grant the same registration rights applicable to the Registrable Securities to such landlord with respect to the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of or as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Series A Preferred Stock issuable upon exercise of such warrant. The number of shares of Series A Preferred Stock issuable upon exercise of the foregoing warrant (the “Hines Shares”) shall be equal to a minimum of 900,000 shares, plus 0.05 shares for each dollar, if any, by which the aggregate Investment Amount, as adjusted pursuant to Section 1.1(c) above shall at Closing exceed $10 million, rounded up to the nearest whole share.

8.13  Legacy Warrant. Notwithstanding anything else herein to the contrary, the parties acknowledge that the Company may issue to the landlord on its various Menlo Park leases a 10-year warrant to purchase shares of Series A Preferred Stock (or Common Stock under certain circumstances with a different exercise price) of the Company having an exercise price equal to the closing price of the Company’s Common Stock on the business day immediately preceding the Closing, and has agreed to grant the same registration rights applicable to the Registrable Securities to such landlord with respect to the shares of Series A Preferred Stock and Common Stock issuable upon conversion of or as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Series A Preferred Stock issuable upon exercise of such warrant. The number of shares of Series A Preferred Stock issuable upon exercise of the foregoing warrant (the “Legacy Shares”) shall be equal to 250,000.

Section 9  EXEMPTION FROM REGISTRATION; LEGEND. The Offered Securities will be issued under an exemption or exemptions from registration under the Securities Act, and are also subject to certain rights and obligations set forth herein. Accordingly, the certificates evidencing the Offered Securities shall, upon issuance, contain a legend substantially in the form as follows (it being understood that such legend shall not be deemed to modify the agreed right of each Purchaser to transfer securities to an affiliate, partner or former partner of such Purchaser in compliance with the Securities Act, without provision of an opinion or other contractual restriction, as contemplated pursuant to Section 3.3(d) hereof):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) THE ISSUER OF THESE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

Section 10  TERMINATION.

10.1  Termination Events. Without prejudice to the other remedies which may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) Mutually, by the written consent of the Company and a majority in interest of the Purchasers, and such consent shall be binding upon all of the Purchasers without further action by them.

(b) By either the Company or by any Purchaser (solely with respect to such Purchaser’s rights and obligations hereunder) by giving written notice to each of the other parties if the Closing shall not have occurred on or prior to August 31, 2003 or such party’s conditions to closing become incapable of being satisfied by such date; provided that the party seeking termination pursuant to this subsection (b) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

(c) By either the Company or by any Purchaser (solely with respect to such Purchaser’s rights and obligations hereunder) by giving written notice to each of the other parties if the requisite stockholder approval of the Series A Restated Certificate is not obtained at the Stockholder Meeting.

(d) By the Company in the event the Company’s Board of Directors receives a Superior Proposal, by providing not less than ten (10) business days’ prior written notice of such termination to each Purchaser. As used in this Agreement, the term “Superior Proposal”

shall mean any Alternative Proposal (as defined below) that the Disinterested Directors shall have determined in good faith, after consulting with the Company’s outside legal counsel, to be superior from a financial point of view to the transactions contemplated by this Agreement, and which requires the Disinterested Directors to change or withdraw their recommendation of this Agreement in order for the Disinterested Directors to comply with their fiduciary duties to the Company’s stockholders or creditors under applicable law. As used in this Agreement, the term “Alternative Proposal” shall mean any proposal or offer from any Person other than the Purchasers to effect a Change of Control. As used in this Agreement, the term “Change of Control” shall mean (i)(x) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the Company’s voting power or the voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such consolidation, merger or reorganization, or (y) any transaction or series of related transactions not included in clause (x) to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred to another Person or group for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to any other Person. As used in this Agreement, the term “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof), whether constituting a separate legal entity or not.

10.2  Effects of Termination. In the event of any termination of this Agreement pursuant to Section 10.1, all rights and obligations of the applicable parties hereunder shall terminate without any liability on the part of the terminating party in respect thereof; provided, however, that (i) such termination shall not relieve the Company or any Purchaser of any liability for any prior breach or non-fulfillment of, or non-compliance with, this Agreement, (ii) the provisions of this Section 10.2 and of Sections 8.1 and 8.2 below shall survive any such termination, and (iii) the Company shall pay the Legal Fees.

Section 11 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

  700 Bay Road

Redwood City, CA 94063 Attention: Chief Financial Officer Telephone: (650) 569-5100 Telecopy: (650) 569-5563
(b)	with a copy mailed to: General Counsel at above address
(c)	with a copy mailed to:
Orrick, Herrington & Sutcliffe LLP 400 Sansome Street San Francisco, CA 94111 Attention: Alan Talkington, Esq. Telephone: (415) 773-5762 Telecopy: (415) 773-5759

(d) if to a Purchaser, at its address on a Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

Section 12 AMENDMENT AND WAIVER.

12.1  Except as set forth in Section 6.11 or otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and a majority in interest of the Purchasers, which consent shall be binding upon all of the Purchasers without further action by them.

12.2  Except as otherwise expressly provided herein, (i) rights of the Company arising under this Agreement may only be waived in writing by the Company, (ii) rights of any Purchaser arising under this Agreement may only be waived in writing by a majority in interest of the Purchasers, which waiver shall be binding upon all of the Purchasers without further action by them, (iii) obligations of the Purchasers under this Agreement may only be waived by the Company, and (iv) obligations of the Company under this Agreement may only be waived bya majority in interest of the Purchasers, which waiver shall be binding upon all of the Purchasers without further action by them.

Section 13 SUCCESSORS. Except as set forth in Section 6.7, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other Person will have any right or obligation hereunder.

Section 14 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements delivered pursuant hereto, including the exhibits and schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including any confidentiality or non-disclosure agreement entered into in connection with this transaction.

Section 15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 16 APPLICABLE LAW AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is entered into by the undersigned parties as of the date first written above.

DELTAGEN, INC.

By:
Name: Title:

The Sprout Investors:	SPROUT VENTURE CAPITAL, L.P.
	By:	DLJ Capital Corporation, Its General Partner

By:
Kathleen D. La Porte
Managing Director

Address: Ivy B. Dodes
Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
Fax: (212) 538-8245

SPROUT CEO FUND, L.P.
	By:	DLJ Capital Corporation, Its General Partner

By:
Kathleen D. La Porte
Managing Director

Address: [As above]

DLJ CAPITAL CORPORATION

By:
Kathleen D. La Porte
Managing Director

Address: [As above]

DLJ ESC II, L.P.
	By:	DLJ LBO Plans Management Corporation, Its General Partner

By:
Kathleen D. La Porte
Attorney In Fact

Address: [As above]

SPROUT CAPITAL, VIII, L.P.
	By:	DLJ Capital Corporation, Its Managing

,

General Partner

By:
Kathleen D. La Porte
Managing Director
Address: [As above]

The Boston Millennia Investors:	BOSTON MILLENNIA PARTNERS II LIMITED PARTNERSHIP
	By:	Glen Partners II Limited Partnership

By:
General Partner

Address: Martin J. Hernon [To confirm]
Boston Millennia Partners
30 Rowes Wharf
Boston, MA 02110-3345
Fax: (617) 428-5160 [To confirm]

BOSTON MILLENNIA PARTNERS II-A LIMITED PARTNERSHIP
	By:	Glen Partners II Limited Partnership

By:
General Partner

Address: [As above]

BOSTON MILLENNIA PARTNERS GMBH & CO. KG
	By:	Boston Millennia Verwaltungs GmbH

By:
Managing Director

Address: [As above]

BOSTON MILLENNIA ASSOCIATES II PARTNERSHIP

By:
General Partner

Address: [As above]

STRATEGIC ADVISORS FUND LIMITED PARTNERSHIP
	By:	Glen Partners II Limited Partnership,

its General Partner

By:
General Partner

Address: [As above]

The Stipa Investors:		STIPA INVESTMENTS, L.P.
	By:	Baccharis Capital, Inc.
Its General Partner

By:
F. Noel Perry
Managing Director

Address: F. Noel Perry
Stipa Investments, L.P.
2420 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Fax: (650) 854-3025

[OTHERS]

By:
Name:
Title:

Address:

EXHIBIT A

INVESTORS

Name and Address	Investment Amount
SPROUT VENTURE CAPITAL, L.P. SPROUT CEO FUND, L.P. DLJ CAPITAL CORPORATION DLJ ESC II, L.P. SPROUT CAPITAL, VIII, L.P. (with such allocation of the Investment Amount among such entities as such entities shall determine and provide to Deltagen in writing prior to the Closing) (collectively, the “Sprout Investors”)	$4,915,672
Boston Millennia Partners II Limited Partnership (a “Boston Millennia Investor”)	$1,278,225
Boston Millennia Partners II-A Limited Partnership (a “Boston Millennia Investor”)	$ 61,233
Boston Millennia Partners GMBH & CO. KG (a “Boston Millennia Investor”)	$ 182,021
Boston Millennia Associates II Partnership (a “Boston Millennia Investor”)	$ 7,471
Strategic Advisors Fund Limited Partnership (a “Boston Millennia Investor”)	$ 11,507
Stipa Investments, L.P.	$3,543,871
[Additional Purchasers]	$[_______]
Total	$[_______]

EXHIBIT B-1

RESTATED CERTIFICATE OF INCORPORATION

OF

DELTAGEN, INC.

[to be filed immediately prior to filing the Series A Charter]

Deltagen, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST. The name of the corporation is Deltagen, Inc.

SECOND. The date of filing of the corporation’s original Certificate of Incorporation with the Secretary of State of Delaware was January 28, 1997.

THIRD. The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is Deltagen, Inc.

ARTICLE II

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, each [5 to 25] outstanding shares of the Corporation’s Common Stock shall be combined and reconstituted as one share of the Corporation’s Common Stock (the “Reverse Split”). The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional shares shall be issued upon the combination and reconstitution of the Common Stock. In lieu of any fractional shares resulting from the combination and reconstitution (after aggregation of all shares of Common Stock held by a holder) to which such holder would otherwise be entitled, the Corporation shall pay such holder the cash value of such fractional share as determined by the Corporation’s Board of Directors and such fractional shares shall be cancelled.

(A) Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is ___________ (____________), [to be equal to 80,000,000 divided by [5 to 25]] of which ___________ (___________) shares [to be equal to 75,000,000 divided by [5 to 25]] of the par value of one tenth of one cent ($.001) each shall be Common Stock (the “Common Stock”) and ___________ (____________) shares [to be equal to 5,000,000 divided by [5 to 25]] of the par value of one tenth of one cent ($.001) each shall be Preferred Stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock voting together as a single class, without a vote of the holders of the Preferred Stock or of any series thereof voting as a separate class, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

(B) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(C) Common Stock.

(1) Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

(2) Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

(3) Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

(4) Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

(A) Amendment to Charter. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article VI and Articles VII and VIII below.

(B) Amendment of Bylaws. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation, provided, however, that any adoption, amendment or repeal of Bylaws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66- 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal Bylaws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Restated Certificate of Incorporation the affirmative vote of the holders of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation.

(C) Written Ballot Not Required. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

(D) Classified Board. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of [GRAPHIC REMOVED HERE]stockholders, and in all cases as to each director until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

(E) No Action By Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

(F) Corporate Records. The books of the corporation may be kept at such place within or without the State of Delaware as the Bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

ARTICLE VII

(A) No Personal Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

(B) Indemnification. Each Person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Person in connection therewith and such indemnification shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(C) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such Person against such expense, liability or loss under the Delaware General Corporation Law.

(D) Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

ARTICLE VIII

The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

FOURTH. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation.

FIFTH. This Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with sections 242 and 245 of the General Corporation Law of the State of Delaware. Written consent of the stockholders has been given with respect to this Restated Certificate of Incorporation in accordance with section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided in section 228.

IN WITNESS WHEREOF, said Deltagen, Inc. has caused this Certificate to be signed by its Secretary, John Burke, this __day of ________, 2003.

John Burke
Secretary of Deltagen, Inc.

EXHIBIT B-2

RESTATED CERTIFICATE OF INCORPORATION

OF

DELTAGEN, INC.

[to be filed immediately after the Reverse Split Charter]

Deltagen, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST. The name of the corporation is Deltagen, Inc.

SECOND. The date of filing of the corporation’s original Certificate of Incorporation with the Secretary of State of Delaware was January 28, 1997.

THIRD. The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is Deltagen, Inc.

ARTICLE II

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A) Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is __________ ( ____________ ), [to be equal to the number of shares of Common Stock authorized below plus the number of shares of Preferred Stock authorized below] of which _________ ( ___________ ) shares [to be equal to 75,000,000 (as adjusted by the Reverse Stock Split) plus the number of shares of Preferred Stock authorized below plus an additional number of shares to be reserved for issuance under the Company’s ESPP and 2000 Stock Incentive Plan to increase the shares available under the ESPP by the number of shares necessary to cause the shares available under such plan immediately after the Closing to equal 5% of the fully diluted Common Stock of the Company immediately after the Closing and to increase the shares available under the 2000 Stock Incentive Plan by the number of shares necessary to cause the shares available under such plan immediately after the Closing to equal 20% of the fully diluted Common Stock of the Company immediately after the Closing.] of the par value of one tenth of one cent ($.001) each shall be Common Stock (the “Common Stock”) and ________ ( ___________ ) shares [to be equal to 5,000,000 (as adjusted by the Reverse Stock Split) plus the number of shares of Series A Preferred Stock to be authorized below] of the par value of one tenth of one cent ($.001) each shall be Preferred Stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

(B) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of _________ ( _______ ) shares [to be equal to the number of shares of Offered Securities plus the Hines Shares, plus the Legacy Shares, plus the Charles River Shares, plus such number of additional shares of Series A Preferred Stock as are necessary to complete the Rights Offering]. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. Any dividends shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Series A Preferred Stock into Common Stock).

2. Liquidation.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred

Stock that may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $____ per share [to be the Purchaser Price Per Share] (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Remaining Assets. Upon the completion of the distribution required by Section 2(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation.

(c) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if the Corporation shall consummate (i)(x) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own les than 50% of the Company’s voting power or the voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such consolidation, merger or reorganization, or (y) any transaction or series of related transactions not included in clause (x) to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred to another Person or group for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to any other Person. As used in this Certificate of Incorporation, the term “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof), whether constituting a separate legal entity or not.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other

similar restrictions on free marketability:

(1) If traded on a securities exchange or The Nasdaq Stock Market (“Nasdaq”), the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period;

(2) If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iii) Notice of Liquidation Transaction. The Corporation shall give each holder of record of Series A Preferred Stock written notice of any impending Liquidation Transaction not later than 20 days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or 20 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Liquidation Transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 20 days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Restated Certificate, all notice periods or requirements in this Restated Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of Series A Preferred Stock that are entitled to such notice rights.

(iv) Effect of Noncompliance. In the event the requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(c)(iii).

3. Redemption. The Preferred Stock is not mandatorily redeemable.

4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $_____ [to be the Purchase Price Per Share] by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be $____ [to be the Purchase Price Per Share]. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the first date to occur after August 31, 2004 that constitutes the 30th consecutive trading day on which the closing price of the Corporation’s Common Stock as reported on Nasdaq’s National Market, SmallCap Market, OTC Bulletin Board or BBX has been not less than $3.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like), so long as the average weekly trading volume of the Corporation’s Common Stock as reported on such exchange or system shall have exceeded 500,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) during each calendar week that either begins or ends within such 30 consecutive trading day period, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert such Series A Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of public Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any Persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock below Purchase Price . If the Corporation should issue, at any time after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date” with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section (4)(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B) Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than

(1) Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

(2) Shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors of the Corporation;

(3) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors of the Corporation;

(4) Shares of Common Stock or Preferred Stock issuable upon exercise of warrants outstanding as of the date of this Amended and Restated Certificate of Incorporation;

(5) Capital stock, or warrants or options to purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation;

(6) Shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock;

(7) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock;

(8) Capital stock issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors; and

(9) Shares of Common Stock issued or issuable with the affirmative vote of at least a majority of the then outstanding shares of Preferred Stock, voting together as a class.

(C) No Fractional Adjustments. No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one-tenth of one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the applicable Purchase Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D).

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation (except in accordance with applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the

Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5. Voting Rights. Except as expressly provided by this Certificate or as provided by law, the holders of Series A Preferred Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the Series A Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A Preferred Stock shall be entitled to such number of votes for each share of Series A Preferred Stock as equals the quotient of (i) _________ [to be the Purchase Price Per Share] divided by (ii) [0.23][NTD: insert the closing price on the day before the signing date here], provided that such quotient shall not be greater than one. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Protective Provisions.

(a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class, alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series.

(b) So long as not less than ___________ [to be 25% of number of Offered Securities] shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class:

(i) amend this Restated Certificate or the Bylaws of the Corporation so as to affect adversely the shares of Series A Preferred Stock or any holder thereof, including, without limitation, by creating any additional series of preferred stock (or issuing shares under any such series) that is senior to, or pari passu with, the Series A Preferred Stock in liquidation preference, conversion rights or right of payment; or

(ii) change the rights of the holders of the Series A Preferred

Stock in any other respect; or

(iii) increase or decrease (other than by redemption or conversion) the authorized number of shares of Series A Preferred Stock; or

(iv) authorize or issue any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series A Preferred Stock with respect to voting, dividends or liquidation preferences, or being on a parity with the Series A Preferred Stock with respect to dividends or liquidation preference; or

(v) purchase, redeem or otherwise acquire for value any equity security that are junior to the Series A Preferred Stock with respect to voting, dividends or liquidation preferences; provided, however, that the foregoing shall not be deemed to prohibit the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C) Common Stock.

(1) Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

(2) Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

(3) Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

(4) Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of

Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

(A) Amendment to Charter. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article VI and Articles VII and VIII below.

(B) Amendment of Bylaws. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation, provided, however, that any adoption, amendment or repeal of Bylaws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal Bylaws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Restated Certificate of Incorporation the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation.

(C) Written Ballot Not Required. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

(D) Classified Board.

(1) Subject to the provisions of paragraph (2) below, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

(2) From and after the date hereof, so long as not less than ______________ [to be 25% of number of Offered Securities] shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series A Preferred Stock are outstanding, the holders of outstanding shares of Series A Preferred Stock shall, by approval (by vote or written agreement or consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class, be entitled to designate three (3) members of the Board of Directors (or, if not then permitted under applicable NASD rules, the greatest number as shall then be permitted under applicable NASD rules) (each a “Series A Director”). No Series A Director may be removed, or any vacancy with respect to a Series A Director filled, except by the vote or written agreement or consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class.

(E) No Action By Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

(F) Corporate Records. The books of the corporation may be kept at such place within or without the State of Delaware as the Bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

ARTICLE VII

(A) No Personal Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

(B) Indemnification. Each Person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Person in connection therewith and such indemnification shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(C) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such Person against such expense, liability or loss under the Delaware General Corporation Law.

(D) Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

ARTICLE VIII

The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

FOURTH. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation.

FIFTH. This Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with sections 242 and 245 of the General Corporation Law of the State of Delaware. Written consent of the stockholders has been given with respect to this Restated Certificate of Incorporation in accordance with section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided in section 228.

IN WITNESS WHEREOF, said Deltagen, Inc. has caused this Certificate to be signed by its Secretary, John Burke, this ___ day of _______, 2003.

John Burke
Secretary of Deltagen, Inc.